EXHIBIT 24.10
JOINT FILING AGREEMENT
February 9, 2011
Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.
IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Date: February 9, 2011	ATLAS ADVANTAGE MASTER FUND, L.P. By: Atlas Capital Management, L.P., its Investment Adviser By: RHA, Inc., its General Partner
	By:	/s/ Robert H. Alpert
	Name:	Robert H. Alpert
	Title:	President

ATLAS CAPITAL L.P. By: Atlas Capital Management, L.P., its General Partner By: RHA, Inc., its General Partner
	By:	/s/ Robert H. Alpert
	Name:	Robert H. Alpert
	Title:	President

ATLAS CAPITAL MANAGEMENT, L.P. By: RHA, Inc., its General Partner
	By:	/s/ Robert H. Alpert
	Name:	Robert H. Alpert
	Title:	President

RHA, INC.
	By:	/s/ Robert H. Alpert
	Name:	Robert H. Alpert
	Title:	President

ROBERT H. ALPERT
	By:	/s/ Robert H. Alpert
	Name:	Robert H. Alpert